UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

AmeraMex International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56054	88-0501944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Esplanade

Chico, CA 95973

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (530) 895-8955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered.
Common Stock	AMMX	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On December 2, 2021, AmeraMex International, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). There were 14,629,155 shares outstanding and entitled to vote at the Annual Meeting; of those shares 10,675,903 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1)	The election of five directors to serve on the Company’s Board of Directors until the 2022 Annual Meeting or until their successors have been elected and have qualified;

2)	Ratification of independent registered accounting firm, dbbmckennon, CPAs, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3)	To amend the Company’s Amended and Restated Articles of Incorporation to permit stockholder action by written consent by stockholders holding not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

The following is a summary of the voting results for the matters voted upon by the stockholders.

1. Election of Directors

Director’s Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lee Hamre	9,482,876	3,561	50,430	1,139,036
Marty Tullio	9,086,072	48,259	402,536	1,139,036
J. Jeffery Morris	9,124,362	29,909	382,496	1,139,136
Brian Hamre	9,150,970	3,561	382,336	1,139,036
Michael Maloney	9,120,735	29,909	386,223	1,139,036

2. Ratification of Appointment of Independent Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,595,404	9,022	71,477	—

3. Amend the Company’s Amended and Restated Articles of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,352,882	79,668	4,317	1,239,036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERAMEX INTERNATIONAL, INC.

Date: December 3, 2021	/s/ Lee Hamre
Lee Hamre
President & CEO